Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pride International, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-107051, and 333-118106) on Form S-3 and S-3/A, registration statement (Nos. 333-66644 and 333-666444-01) on Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4, and registration statement (Nos. 333-115588 and 333-131261) on Form S-8 of Pride International, Inc. of our reports dated June 28, 2006, with respect to the consolidated balance sheet of Pride International, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Pride International, Inc.

Our report dated June 28, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Pride International, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of not maintaining a control environment in which their operations management effectively set a proper ethical tone within their operations organization to instill an attitude of compliance and control awareness. These conditions resulted in an environment in which it is likely that certain members of their senior operations management either were aware, or should have been aware, that improper payments to foreign governmental officials were made or proposed to be made through collusion by Company personnel and outside vendors to circumvent controls designed to prevent the misappropriation of assets.

(signed)

KPMG LLP

Houston, Texas
June 29, 2006